Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2020 Results

New York, NY – April 30, 2020 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended March 31, 2020.

Business Update

Silvercrest entered the first quarter of 2020, prior to the coronavirus pandemic and market dislocation, with successful execution of its business strategy; complete integration of its new growth equity strategies; organic growth in its Outsourced Chief Investment Officer (“OCIO”) business; and a new high in assets under management, representing a full recovery from the market lows of late 2018. In the midst of the unprecedented economic disruption of the viral pandemic, Silvercrest concluded the first quarter of 2020 with $20.6 billion in assets under management, a year-over-year decrease of $0.2 billion from the first quarter of 2019. Much greater market depreciation of $2.2 billion over that time was mostly offset by client inflows of $2.0 billion over the same period. Revenue, net income, adjusted net income and adjusted EBITDA margins1, and GAAP and adjusted earnings per share1 each increased substantially year over year.

Silvercrest has always maintained a high-quality balance sheet and substantial cash reserves, both to preserve flexibility for new growth opportunities and to weather market volatility inherent in the business due to severe market corrections or exogenous events such as the current pandemic. Silvercrest reported $32.8 million in cash and cash equivalents as of March 31, 2020, and carries a manageable level of debt of $15.3 million as of March 31, 2020. Silvercrest currently pays a generous quarterly dividend of $0.16, or an annual dividend of $0.64, per Class A share of common stock.  The firm anticipates that it can support the current dividend for a sustained period of time even while continuing to invest in the business.

I am pleased to report that during the first quarter of 2020, the firm seamlessly transitioned its entire business to operate remotely. The firm long prepared for disaster recovery and business continuity. Silvercrest’s critical technology infrastructure was already cloud-based and operating remotely prior to the crisis. Silvercrest was unusually well-prepared. Our firm was founded in the wake of the Tech Bubble crash and post-9/11. Our partners have a long-term vision, and we experienced the Global Financial Crisis as a relatively young firm, flourishing afterward. Our firm’s partners have the fortitude to guide our clients with mature, steady hands. While the current pandemic has caused great suffering, it also represents an opportunity to solidify our relationships and prove the value of our organization and its capabilities.

The first quarter of 2020 experienced net positive organic flows, which includes $163 million in new client accounts. Silvercrest has maintained a proven ability over time to continue attracting net positive asset flows, despite industry-wide trends, and we remain proud of our ability to continue growing the business, even during difficult environments. Last quarter, we announced that our first OCIO clients had provided half of Silvercrest's new client account growth. That business continues to develop new opportunities, we are proud of growing that business from scratch, and we expect continued success.

The current economic environment is stressful and the market represents a step backward for our business, as with many others, potentially slowing new business activity. Nonetheless, Silvercrest has successfully made investments—and will continue to make investments—in new high net worth portfolio management professionals: marketing its institutional-quality equity strategies, and pursuing its OCIO initiative. Regardless of the environment, Silvercrest will continue to opportunistically seek to effectively deploy capital to enhance and complement its organic growth.

On April 28, 2020, the Company’s Board of Directors declared a quarterly dividend of $0.16 per share of Class A common stock.  The dividend will be paid on or about June 19, 2020 to shareholders of record as of the close of business on June 12, 2020.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

First Quarter 2020 Highlights

•	Total Assets Under Management (“AUM”) of $20.6 billion, inclusive of discretionary AUM of $14.9 billion and non-discretionary AUM of $5.7 billion at March 31, 2020.
•	Revenue of $28.4 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $9.7 million and $5.5 million, respectively.
•	Basic and diluted net income per share of $0.59.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $8.2 million.
•	Adjusted net income[1] of $5.1 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.36.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2020	2019
Revenue	$28,365	$22,572
Income before other income (expense), net	$12,614	$3,999
Net income	$9,690	$3,045
Net income margin	34.2%	13.5%
Net income attributable to Silvercrest	$5,532	$1,079
Net income per basic and diluted share	$0.59	$0.20
Adjusted EBITDA[1]	$8,226	$5,753
Adjusted EBITDA margin[1]	29.0%	25.5%
Adjusted net income[1]	$5,125	$3,282
Adjusted basic earnings per share[1,2]	$0.36	$0.24
Adjusted diluted earnings per share[1,2]	$0.36	$0.24
Assets under management at period end (billions)	$20.6	$20.8
Average assets under management (billions)[3]	$22.9	$19.9
Discretionary assets under management (billions)	$14.9	$15.3

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three months ended March 31, 2020 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2020.  Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $20.6 billion

Silvercrest’s discretionary assets under management decreased by $0.4 billion, or 2.6%, to $14.9 billion at March 31, 2020 from $15.3 billion at March 31, 2019.  The decrease was attributable to market depreciation of $2.6 billion partially offset by net client inflows of $2.2 billion.  Silvercrest’s total AUM decreased by $0.2 billion, or 1.0%, to $20.6 billion at March 31, 2020 from $20.8 billion at March 31, 2019.  The decrease was attributable to market depreciation of $2.2 billion partially offset by net client inflows of $2.0 billion.

On July 1, 2019, Silvercrest acquired $1.7 billion of assets under management in connection with the acquisition of certain assets of Cortina Asset Management, LLC (“Cortina” and the “Cortina Acquisition”), which is included in net client inflows.

First Quarter 2020 vs. First Quarter 2019

Revenue increased by $5.8 million, or 25.7%, to $28.4 million for the three months ended March 31, 2020, from $22.6 million for the three months ended March 31, 2019. This increase was driven by net client inflows in discretionary assets under management, including $1.7 billion in assets under management acquired on July 1, 2019 in connection with the Cortina Acquisition, partially offset by net client outflows and market depreciation. Cortina revenue for the three months ended March 31, 2020 was $2.9 million. Revenue for the quarter ended March 31, 2020 is primarily based on market values as of the end of the prior quarter, and as such was not affected by declines in the financial markets caused by the coronavirus (COVID-19) pandemic during the quarter ended March 31, 2020.

Total expenses decreased by $2.8 million, or 15.2%, to $15.8 million for the three months ended March 31, 2020 from $18.6 million for the three months ended March 31, 2019. Compensation and benefits expense increased by $2.4 million, or 17.5%, to $15.7 million for the three months ended March 31, 2020 from $13.4 million for the three months ended March 31, 2019. The increase was primarily attributable to an increase in salaries and benefits expense of $0.9 million primarily as a result of merit-based increases and newly hired staff, including the addition of Cortina staff and an increase in the accrual for bonuses of $2.2 million, partially offset by a decrease in equity based compensation expense of $0.7 million due to a decrease in the number of unvested restricted stock units and unvested non-qualified stock options outstanding.  General and administrative expenses decreased by $5.2 million, or 99.2%, to $43 thousand for the three months ended March 31, 2020 from $5.2 million for the three months ended March 31, 2019. The decrease was primarily attributable to a decrease in the fair value of contingent consideration related to the Cortina Acquisition of $6.0 million partially offset by an increase in professional fees of $0.1 million due to an increase in acquisition-related professional fees resulting from the Cortina Acquisition, an increase in depreciation and amortization expense of $0.5 million related mainly to the amortization of intangible assets related to the Cortina Acquisition and to the renovation of our office space in New York City, an increase in occupancy and related expenses of $0.1 million and an increase in the fair value of contingent consideration related to our acquisition of certain assets of Cappiccille & Company, LLC in January 2016 (the “Cappiccille Acquisition”) of $0.1 million.

Consolidated net income was $9.7 million or 34.2% of revenue for the three months ended March 31, 2020 as compared to $3.0 million or 13.5% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $5.5 million, or $0.59 per basic and diluted share for the three months ended March 31, 2020.   Our Adjusted Net Income1 was $5.1 million, or $0.36 per adjusted basic and diluted share2 for the three months ended March 31, 2020.

Adjusted EBITDA1 was $8.2 million or 29.0% of revenue for the three months ended March 31, 2020 as compared to $5.8 million or 25.5% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $32.8 million at March 31, 2020, compared to $52.8 million at December 31, 2019.  As of March 31, 2020, there was $15.3 million outstanding under our term loan with City National Bank, and nothing outstanding on our revolving credit facility with City National Bank.

Total Silvercrest Asset Management Group Inc.’s equity was $69.8 million at March 31, 2020.  We had 9,505,765 shares of Class A common stock outstanding and 4,855,131 shares of Class B common stock outstanding at March 31, 2020.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on May 1, 2020, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-877-317-6789 or for international listeners the call may be accessed by dialing 1-412-317-6789.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: declines in the financial markets and/or disruption in our operations caused by the coronavirus (COVID-19) pandemic, incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. For more information, visit http://silvercrestgroup.com/.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three months ended March 31,
	2020	2019
Revenue
Management and advisory fees	$27,388	$21,589
Family office services	977	983
Total revenue	28,365	22,572
Expenses
Compensation and benefits	15,708	13,363
General and administrative	43	5,210
Total expenses	15,751	18,573
Income before other income (expense), net	12,614	3,999
Other income (expense), net
Other income (expense), net	7	7
Interest income	6	70
Interest expense	(191)	(8)
Total other income (expense), net	(178)	69
Income before provision for income taxes	12,436	4,068
Provision for income taxes	(2,746)	(1,023)
Net income	9,690	3,045
Less: net income attributable to non-controlling interests	(4,158)	(1,336)
Net income attributable to Silvercrest	$5,532	$1,709
Net income per share:
Basic	$0.59	$0.20
Diluted	$0.59	$0.20
Weighted average shares outstanding:
Basic	9,391,367	8,519,058
Diluted	9,396,072	8,522,850

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended March 31,
	2020	2019
Reconciliation of non-GAAP financial measure:
Net income	$9,690	$3,045
Provision for income taxes	2,746	1,023
Delaware Franchise Tax	50	50
Interest expense	191	8
Interest income	(6)	(70)
Depreciation and amortization	1,007	511
Equity-based compensation	108	842
Other adjustments (A)	(5,560)	344
Adjusted EBITDA	$8,226	$5,753
Adjusted EBITDA Margin	29.0%	25.5%

(A)	Other adjustments consist of the following:

Non-acquisition expansion costs (a)	$—	$97
Acquisition costs (b)	257	138
Severance	—	13
Other (c)	(5,817)	96
Total other adjustments	$(5,560)	$344
(a)	For the three months ended March 31, 2020 and 2019, represents accrued earnout of $0 and $97, respectively, related to our Richmond, VA office expansion.
(b)

For the three months ended March 31, 2020, represents legal and other professional fees of $73, insurance costs of $11 related to the acquisition of Cortina, and costs related to the integration of Cortina’s operations of $173.  For the three months ended March 31, 2019, represents legal fees of $118 related to our acquisition of certain assets of Neosho Capital LLC in January 2019 (the “Neosho Acquisition”) and legal fees of $20 related to the Cortina Acquisition.

(c)

For the three months ended March 31, 2020, represents expenses of $18 related to office renovations, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, professional fees related to a new audit requirement of $13, a fair value adjustment to the Cappiccille Acquisition contingent purchase price consideration of $83, a fair value adjustment to the Cortina Acquisition contingent purchase price consideration of $(6,000) and expenses related to the Coronavirus pandemic of $21.  For the three months ended March 31, 2019, represents moving expenses of $48 related to office relocations and an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2020	2019
Reconciliation of non-GAAP financial measure:
Consolidated net income	$9,690	$3,045
Consolidated GAAP provision for income taxes	2,746	1,023
Delaware Franchise Tax	50	50
Interest component of financing leases pursuant to ASC 842	—	(27)
Other adjustments (A)	(5,560)	344
Adjusted income before provision for income taxes	$6,926	$4,435
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,801)	(1,153)
Adjusted net income	$5,125	$3,282
GAAP net income per share (B):
Basic and diluted	$0.59	$0.20
Adjusted earnings per share/unit (B):
Basic	$0.36	$0.24
Diluted	$0.36	$0.24
Shares/units outstanding:
Basic Class A shares outstanding	9,506	8,535
Basic Class B shares/units outstanding	4,855	4,919
Total basic shares/units outstanding	14,361	13,454
Diluted Class A shares outstanding (C)	9,516	8,539
Diluted Class B shares/units outstanding (D)	4,890	5,267
Total diluted shares/units outstanding	14,406	13,806
(A)	See A in Exhibit 2.
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)	Includes 10,139 and 3,792 unvested restricted stock units at March 31, 2020 and 2019, respectively.
(D)	Includes 35,336 and 243,523 unvested restricted stock units at March 31, 2020 and 2019, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$32,753	$52,832
Investments	777	1,781
Receivables, net	6,961	8,958
Due from Silvercrest Funds	1,891	1,697
Furniture, equipment and leasehold improvements, net	5,915	6,015
Goodwill	63,675	63,675
Operating lease assets	33,162	33,485
Finance lease assets	162	198
Intangible assets, net	28,582	29,286
Deferred tax asset – tax receivable agreement	11,419	13,190
Prepaid expenses and other assets	3,864	3,132
Total assets	$189,161	$214,249
Liabilities and Equity
Accounts payable and accrued expenses	$11,759	$18,527
Accrued compensation	8,342	32,252
Borrowings under credit facility	15,300	16,200
Operating lease liabilities	39,448	39,848
Finance lease liabilities	160	196
Deferred tax and other liabilities	10,358	9,419
Total liabilities	85,367	116,442
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 9,505,765 and 9,329,879 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	95	93
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,855,131 and 5,031,017 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	47	49
Additional Paid-In Capital	50,040	49,246
Retained earnings	19,660	15,648
Total Silvercrest Asset Management Group Inc.’s equity	69,842	65,036
Non-controlling interests	33,952	32,771
Total equity	103,794	97,807
Total liabilities and equity	$189,161	$214,249

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2020	2019	2019
Beginning assets under management	$25.1	$19.0	32.1%
Gross client inflows	0.9	2.2	(59.1)%
Gross client outflows	(0.8)	(2.2)	(63.6)%
Market (depreciation) appreciation	(4.6)	1.8	NM
Ending assets under management	$20.6	$20.8	(1.0)%

NM – Not Meaningful

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2020	2019	2019
Beginning assets under management	$18.8	$14.2	32.4%
Gross client inflows	0.9	2.0	(55.9)%
Gross client outflows	(0.7)	(2.2)	(68.4)%
Market (depreciation) appreciation	(4.1)	1.3	NM
Ending assets under management	$14.9	$15.3	(2.9)%

NM – Not Meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2020	2019	2019
Beginning assets under management	$6.3	$4.8	31.3%
Gross client inflows	—	0.2	(100.0)%
Gross client outflows	(0.1)	—	100.0%
Market (depreciation) appreciation	(0.5)	0.5	(200.0)%
Ending assets under management	$5.7	$5.5	3.6%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended March 31,
	2020	2019
Total AUM as of January 1,	$25.070	$19.032
Discretionary AUM:
Total Discretionary AUM as of January 1,	18.754	14.244
New client accounts/assets	0.163	0.196	(1)
Closed accounts	(0.020)	(0.353)	(2)
Net cash inflow/(outflow)	0.009	(0.007)	(3)
Non-discretionary to discretionary AUM	—	(0.009)	(4)
Market (depreciation) appreciation	(4.053)	1.271
Change to Discretionary AUM	(3.901)	1.098
Total Discretionary AUM as of March 31,	14.853	15.342
Change to Non-Discretionary AUM	(0.606)	0.637	(5)
Total AUM as of March 31,	$20.563	$20.767
(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2020

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
AS OF 3/31/2020	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	-12.4	3.3	5.8	8.6	7.6
Russell 1000 Value Index		-17.2	-2.2	1.9	5.6	5.7

Small Cap Value Composite	4/1/02	-23.7	-7.0	-0.4	4.3	8.2
Russell 2000 Value Index		-29.6	-9.5	-2.4	1.8	5.3

Smid Cap Value Composite	10/1/05	-24.8	-5.3	1.6	5.3	7.0
Russell 2500 Value Index		-28.6	-8.4	-2.1	2.2	4.4

Multi Cap Value Composite	7/1/02	-17.6	-0.7	3.6	7.3	7.9
Russell 3000 Value Index		-18.0	-2.7	1.6	5.3	6.3

Equity Income Composite	12/1/03	-19.2	0.2	4.7	7.9	9.7
Russell 3000 Value Index		-18.0	-2.7	1.6	5.3	6.3

Focused Value Composite	9/1/04	-20.5	-1.9	3.3	7.5	8.5
Russell 3000 Value Index		-18.00	-2.7	1.6	5.3	5.9

Small Cap Opportunity Composite	7/1/04	-21.0	-1.9	3.0	6.2	8.7
Russell 2000 Index		-24.0	-4.6	-0.3	4.2	5.8

Small Cap Growth Composite	7/1/04	-22.2	1.2	4.8	6.6	8.1
Russell 2000 Growth Index		-18.6	0.1	1.7	6.5	6.9

Smid Cap Growth Composite	1/1/06	- 9.5	6.6	6.1	8.1	8.6
Russell 2500 Growth Index		-14.4	3.4	3.6	8.1	7.8

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the management and advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard management and advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This report contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This report is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of our strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.  The Russell 2000 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.  The Russell 2500 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2500 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.